Exhibit 10.30

Sonus Networks, Inc.

2007 Stock Incentive Plan, as Amended

Form of Non-Statutory Stock Option Award Agreement

This NONSTATUTORY STOCK OPTION AWARD AGREEMENT (the “Agreement”) is made effective as of the        day of       , 20       (the “Grant Date”), between Sonus Networks, Inc., a Delaware corporation (the “Company”), and        (the “Participant” or “you”).

RECITALS

WHEREAS, the Company has adopted the Sonus Networks, Inc. 2007 Stock Incentive Plan, as Amended (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement (capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan); and

WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to grant to the Participant the option described herein pursuant to the Plan and the terms set forth below;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.                                      Grant of Option.  The Company hereby grants to the Participant the right and option (the “Option”) to purchase, in whole or in part, an aggregate of        shares of Common Stock (the “Shares”).  The Option is intended to be a Non-Statutory Stock Option.

2.                                      Option Price.  The price per Share subject to the Option shall be $       per Share (the “Option Price”).

3.                                      Option Term.  The term of the Option shall be ten (10) years, commencing on the Grant Date.  Unless earlier terminated as set forth herein or in the Plan, this Option shall automatically terminate at 5:00 p.m., Eastern Time, on the tenth anniversary of the Grant Date (the “Final Exercise Date”).

4.                                      Vesting Schedule.  Subject to the Participant’s continued service to the Company through the applicable vesting date, the Option shall vest and become exercisable as follows:       .  The date on the Option becomes fully vested is referred to as the “Final Vesting Date”.

5.                                      Acceleration of Vesting.  Notwithstanding Section 4 hereof, the lesser of the number of Options that are unvested as of the date of an Acquisition (as defined in the Plan) or       % of the total number of Shares shall vest and become exercisable effective immediately prior to the date of such Acquisition.  Thereafter, the balance of Options that are unvested shall continue to vest in the monthly amount set forth in Section 2 above and the Final Vesting Date shall be accelerated by        (      ) months.

6.                                      Exercise of Option.

(a)                                 Notice of Exercise.  The Participant or the Participant’s representative may exercise the vested portion of the Option or any part thereof prior to the Final Vesting Date by giving written notice to the Company in the form prescribed by the Company from time to time (the “Notice of Exercise”).  The Notice of Exercise shall be signed by the person exercising such Option.  In the event that such Option is being exercised by the Participant’s representative, the Notice of Exercise shall be accompanied by proof (satisfactory to the Company) of such representative’s right to exercise such Option.

(b)                                 Method of Exercise.  The Participant or the Participant’s representative shall deliver to the Company, at the time the Notice of Exercise is given, payment for the full amount of the aggregate Option Price for the exercised Option in the manner provided in Section 5(f) of the Plan.  The Participant or the Participant’s representative may purchase less than the number of Shares covered hereby; provided that no partial exercise of this Option may be for any fractional share.

(c)                                  Issuance of Shares.  Provided that the Company receives a properly completed and executed Notice of Exercise and payment for the full amount of the aggregate Option Price, the Company shall promptly cause to be issued the Shares underlying the exercised Option, registered in the name of the person exercising the applicable Option.

(d)                                 Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 6, this Option may not be exercised unless the Participant, at the time he or she exercises this Option, is and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any of its affiliates.

(e)                                  Termination of Relationship with the Company.  Upon a termination of the Participant’s services for any reason, other than pursuant to Sections 6(f) and (g) below, any unvested portion of the Option shall immediately terminate and be forfeited without consideration and the vested portion of the Option shall remain exercisable until the earlier of:        [days/months/years] following such termination of service and (ii) the Final Exercise Date.  Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, breaches the terms of any agreement (including, without limitation, any confidentiality, non-competition or non-solicitation provision) between the Participant and the Company, the right to exercise this Option shall terminate upon such breach.

(f)                                   Exercise Period Upon Death or Disability.  Upon a termination of the Participant’s service because the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code), any unvested portion of the Option shall immediately terminate and be forfeited without consideration and the vested portion of the Option shall remain exercisable until the earlier of: (i)        [days/months/years] following such termination of service and (ii) the Final Exercise Date.

(g)                                  Termination for Cause.  Upon the effective date of a termination of the Participant’s service by the Company for Cause (as defined below), the right to exercise this Option, including the vested portion of the Option, shall terminate immediately and be forfeited without consideration.  If the Participant is party to an employment, consulting or severance agreement with the Company at the time of his or her termination of employment with the Company or any affiliate that contains a different definition of “cause” (or any derivation thereof), the definition in such agreement will control for purposes of this Agreement.  Otherwise, “Cause” as used in this Agreement means the occurrence of any of the following: (1) gross negligence or willful misconduct by you in the performance of your duties that is likely to have a material adverse effect on the Company or its reputation; (2) your indictment for, formal admission to (including a plea of guilty or non contendere to), or conviction of (A) a felony, (B) a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or (C) any crime involving the Company; (3) your commission of an act of fraud or dishonesty in the performance of your duties; (4) repeated failure by you to perform your duties, which are reasonably and in good faith requested in writing by the CEO or the Board of Directors of the Company; or (5)  material breach of any written agreement between you and the Company, that you fail to remedy within ten (10) days following written notice from the Company.

7.                                      Withholding.  The Participant may be required to pay the Company or any of its affiliates and the Company shall have the right, and is hereby authorized, to withhold any applicable withholding taxes in respect of the Option, its exercise or transfer, and to take such other action as may be necessary in the opinion of the Board to satisfy all obligations for the payment of such withholding taxes.

8.                                      Transferability of Option.  Unless otherwise provided by the Board, the Option may not be sold, assigned, alienated, attached, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its affiliates; provided that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.  No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Board shall have been furnished with written notice thereof and a copy of such evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.  During the lifetime of the Participant, the Option shall be exercisable only by the Participant.

9.                                      Provisions of the Plan.  By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan; that the Option is subject to the provisions of the Plan; and that the terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

10.                               Notices.  Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

11.                               Adjustments of Shares.  In the event of a Reorganization Event (as defined in the Plan) or other transaction described in Section 9 of the Plan, the Shares and the other terms of this Agreement shall be adjusted in the manner provided for in Section 10 of the Plan.

12.                               No Right to Continued Employment or Service.  The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any of its affiliates to continue the employment or service of the Participant and shall not lessen or affect any right that the Company or any of its affiliates may have to terminate the service of such Participant.

13.                               Securities Laws; Legends on Certificates.  The issuance and delivery of the Shares shall comply with (or be exempt from) all applicable requirements of law, including without limitation the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.  The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares under the Plan or Awards and accordingly, any certificates for Shares or documents granting Awards may have an appropriate legend or statement of applicable restrictions endorsed thereon.  If the Company deems it necessary to ensure that the issuance of Shares under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such Shares would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may reasonable request which satisfies such requirements.

14.                               Erroneously Awarded Compensation.  All Awards, if and to the extent subject to the Dodd-Frank Wall Street Reform and Consumer Protection Act, shall be subject to any incentive compensation policy established from time to time by the Company to comply with such Act.

15.                               Entire Agreement.  This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.  Notwithstanding the foregoing, to the extent that the Participant has entered into an employment agreement with the Company and the terms noted in such employment agreement are inconsistent with or conflicts with this Agreement, then the terms of the employment agreement will supersede the inconsistent or conflicting terms set forth herein as determined by the Board in accordance with Section 3(a) of then Plan.  In all other respects, this Agreement shall remain in full force and effect.

16.                               Waiver.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

17.                               Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

18.                               Choice of Law.  This Agreement shall be governed by the law of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

19.                               No Guarantees Regarding Tax Treatment.  The Participant (or his or her beneficiaries) shall be responsible for all taxes with respect to the Option.  The Board and the Company make no guarantees regarding the tax treatment of the Option.  Neither the Board nor the Company has any obligation to take any action to prevent the assessment of any tax under Section 409A of the Code or Section 457A of the Code or otherwise and none of the Company, any of its affiliates, or any of their employees or representatives shall have any liability to the Participant with respect thereto.

20.                               Amendment.  The Board may amend or alter this Agreement and the Option granted hereunder at any time, subject to the terms of the Plan.

21.                               Severability.  The provisions of this Agreement are severable and if any one or more of the provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

22.                               Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement will not be binding on either party unless and until signed by both parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

SONUS NETWORKS, INC.

By:
Name:
Title:

Agreed and acknowledged as
of the date first above written:

PARTICIPANT
Participant Identification Number
Grant Number